Exhibit 99.1

              Per-Se Technologies Reports Second Quarter Earnings;
      $10 million of Net New Business Sold in Physician Services division


    ALPHARETTA, Ga.--(BUSINESS WIRE)--xx--Per-Se Technologies, Inc. (Nasdaq: PSTI), the leader in Connective Healthcare solutions that help physicians and hospitals realize their financial goals, today released its results for the second quarter ended June 30, 2005.
    The Company reported revenue of $93.3 million, operating income of $8.9 million, or 9.5% of revenue, and income from continuing operations of $7.5 million, or $.23 per share on a diluted basis during the second quarter.
    "We achieved our second highest net new business sold performance in our Physician Services division and are on target to achieve our full year consolidated revenue, profitability and cash flow expectations," stated Philip M. Pead, Per-Se's chairman, president and chief executive officer.
    For comparison purposes, in the second quarter of 2004 on a GAAP basis, the Company reported revenue of $88.1 million, operating income of $6.3 million, or 7.1% of revenue, and a loss from continuing operations of $1.4 million, or $.04 per share. On a non-GAAP basis, excluding debt refinancing expenses of approximately $5.9 million and expenses related to the additional procedures requested by the Company's external auditors in 2004 of approximately $2.5 million, the Company had operating income of $8.8 million, or 10.0% of revenue, and income from continuing operations of $7.0 million, or $.21 per share on a diluted basis for the second quarter of 2004.

    Year-to-Date Results

    On a year-to-date basis, the Company reported revenue of $185.3 million, operating income of $19.7 million, or 10.6% of revenue, and income from continuing operations of $17.0 million, or $.52 per share on a diluted basis.
    Cash flow from continuing operations for the six months ended June 30, 2005, was $22.6 million compared to $10.5 million for the six months ended June 30, 2004. Cash flow from continuing operations for 2004 includes a use of cash of approximately $6.0 million related to the additional procedures.
    "Both divisions contributed to our year-to-date consolidated revenue growth of 7%," stated Pead. "Our recurring revenue business model continues to generate strong cash flow."
    For comparison purposes, in the prior year period on a GAAP basis, the Company had revenue of $172.7 million, operating income of $10.2 million, or 5.9% of revenue, and income from continuing operations of $0.2 million, or $.00 per share on a diluted basis. On a non-GAAP basis, excluding debt refinancing expenses of $5.9 million and additional procedures expenses of $6.5 million, the Company had operating income of $16.6 million, or 9.6% of revenue, and income from continuing operations of $12.6 million, or $.37 per share on a diluted basis.

    Segment Performance

    The Physician Services division reported revenue and operating income of $69.1 million and $7.5 million, respectively, or 10.8% of revenue, for the second quarter of 2005, compared to revenue and operating income of $66.1 million and $7.1 million, respectively, or 10.8% of revenue, for the second quarter of 2004.
    The division had net new business sold in the second quarter of $10 million, compared to net new business sold of $2 million in the second quarter of 2004. The Company defines net new business sold as the annualized revenue value of new contracts signed in a period, less the annualized revenue value of terminated business in that same period.
    "Revenue for the Physician Services division increased approximately 5% over our prior year performance," stated Pead. "With our outstanding net new business sold performance in the quarter, we are on course to meet both our revenue growth and net new business sold targets for the division for 2005."
    The division had a net backlog of approximately $10 million as of June 30, 2005, compared to a net backlog of approximately $3 million as of June 30, 2004. Net backlog represents the annualized revenue related to new contracts signed with the business still to be implemented, less the annualized revenue related to existing contracts where discontinuance notification has been received.
    The Hospital Services division reported revenue and operating income of $27.8 million and $5.3 million, respectively, or 18.9% of revenue, for the second quarter of 2005, compared to revenue of $25.4 million and operating income of $6.4 million, or 25.0% of revenue, for the second quarter of 2004. In the current year quarter, the division expensed approximately $0.4 million related to its project to enhance its physician claims clearinghouse.
    New business sold in the Hospital Services division during the second quarter of 2005 was approximately $3 million, compared to new business sold of approximately $15 million during the second quarter of 2004. New business sold in the prior year quarter included a large, five-year contract for print and mail services. Medical-related transaction volume increased approximately 16% in the second quarter compared to the prior year period.

    Enhancements to Physician Claims Clearinghouse

    During the latter part of 2004, the Company initiated a project with IBM to enhance its physician claims clearinghouse functionality. The Company expects that the improved platform will provide significant efficiencies and competitive advantages for its Physician Services division. All clearinghouse assets for the Company are part of the Hospital Services division.
    During the second quarter of 2005, the Company incurred approximately $0.4 million of expenses related to the project, or $.01 per diluted share, which are reflected in the Hospital Services division, and invested approximately $0.4 million in capital expenditures and capitalized software development costs. Cash flow in the quarter related to the project was a use of approximately $0.6 million.
    The Company expects the project to be completed in mid-year 2006, versus the previous target of year-end 2005. For full year 2005, project expenses are forecasted to be approximately $1.5 million, or $.04 per diluted share, and capital expenditures and capitalized software are expected to be approximately $3 million. The Company continues to expect no change in total project expenses.

    Share Repurchase Program Completed

    As discussed in our first quarter earnings release, in the first quarter of 2005 the Company's board of directors authorized the repurchase of up to 1 million shares of the Company's common stock. The share repurchase program was completed in early April with the Company repurchasing a total of 1 million shares for $15.4 million.

    Outlook

    For the full year 2005, the Company expects consolidated revenue growth of 6.5% to 7.5% over 2004 revenue, and expects consolidated operating income margins in the range of 11% to 11.5%. The Company has narrowed its expected range for diluted earnings per share from continuing operations to $1.07 to $1.12, versus previous expectations of $1.05 to $1.15. This guidance includes expenses related to the claims clearinghouse enhancement of approximately $1.5 million, or $.04 per diluted share, for full year 2005. Guidance also includes a projected increase in weighted average diluted shares outstanding in the second half of 2005, which reduces diluted earnings per share by approximately $.03 compared to previous guidance. This projected increase in diluted shares outstanding relates to common share equivalents added for the convertible debentures and stock options due to the recent increase in the Company's stock price.
    For the third quarter of 2005, the Company expects diluted earnings per share from continuing operations of $.25 to $.27. For the fourth quarter of 2005, the Company expects diluted earnings per share from continuing operations of $.30 to $.33.
    By segment, the Company forecasts revenue growth for the Physician Services division of 6% to 6.5% and operating margins of 12% to 12.5% for the full year 2005. The Company expects to achieve net new business sold during 2005 in the Physician Services division of $20 million to $30 million.
    For the Hospital Services division, the Company forecasts full year revenue growth of 8% to 10% and operating margins of 21% to 21.5%, including the clearinghouse enhancement costs. The Company expects to achieve new business sold in the Hospital Services division of $20 million to $25 million.
    The Company maintains its previous expectations for full year 2005 cash flow from continuing operations to be in excess of $47 million, which includes the impact of its clearinghouse enhancement project. The Company also expects capital expenditures and capitalized software development costs to be between $15 million and $17 million, which includes approximately $3 million related to the clearinghouse enhancement.
    "With our strong first half performance, we remain confident in delivering on our financial and new business goals for 2005 and are excited about our prospects for 2006," stated Pead.

    Conference Call

    Per-Se will host a conference call for institutional investors and security analysts at 10:00 a.m. Eastern time today. All interested investors are invited to access a live audio broadcast of the call via Webcast. The Webcast can be accessed at www.per-se.com in the Investors section by selecting the Webcast link. Listeners should go to the website at least 15 minutes before the scheduled start time of the conference call to download and install any necessary audio software. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare.
    Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, revenue projections, operating income margin projections, earnings per share from continuing operations projections, impact of diluted share count, cash flow projections, capital expenditure and capitalized software projections, full year 2005 new business sold forecasts, and the cost, timing and results of the physician claims clearinghouse enhancement. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to realize improvements in performance, efficiency and profitability, failure to complete anticipated sales under negotiations, failure to implement successfully sales backlog, lack of revenue growth, client losses, technical issues in processing claims through the clearinghouse, and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement and Factors That May Affect Future Results of Operations, Financial Condition or Business included in the Company's Form 10-Q for the quarter ended March 31, 2005, and its Form 10-K for the year ended December 31, 2004. The Company disclaims any responsibility to update any forward-looking statements.
    The Company believes that the non-GAAP measures of operating income, operating margins, income from continuing operations and earnings per share from continuing operations excluding debt refinancing expenses and additional procedures expenses, and diluted weighted average shares outstanding and diluted earnings per share for the quarter ended June 30, 2004, are additional meaningful measures of operating performance. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to more thoroughly evaluate its current performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the company's operating and other financial information as determined under U.S. generally accepted accounting principles.


                   CONSOLIDATED STATEMENTS OF INCOME
                           SEGMENT REPORTING
                       (unaudited, in thousands)

                           Three Months Ended      Six Months Ended
                                June 30,               June 30,
                          --------------------  ----------------------
                               2005      2004         2005       2004
                            --------  --------     --------   --------
Revenue
 Physician Services        $ 69,068  $ 66,075     $136,258   $129,258
 Hospital Services           27,808    25,446       56,172     50,217
 Eliminations                (3,576)   (3,380)      (7,100)    (6,733)
                            --------  --------     --------   --------
   Consolidated            $ 93,300  $ 88,141     $185,330   $172,742
                            ========  ========     ========   ========

Operating Income
 Physician Services        $  7,487  $  7,117     $ 16,055   $ 13,070
 Hospital Services            5,261     6,368       11,690     12,123
 Corporate (1)               (3,892)   (4,651)      (8,036)    (8,584)
                            --------  --------     --------   --------
                           $  8,856  $  8,834     $ 19,709   $ 16,609
 Other Expenses (1)              --    (2,538)          --     (6,452)
                            --------  --------     --------   --------
   Consolidated            $  8,856  $  6,296     $ 19,709   $ 10,157
                            ========  ========     ========   ========

    (1) Corporate excludes other expenses of approximately $2.5 million and $6.5 million related to the additional procedures for the three and six months ended June 30, 2004, respectively.



                 CONDENSED CONSOLIDATED BALANCE SHEETS
                       (unaudited, in thousands)

                                              June 30,      Dec. 31,
                                                 2005          2004
                                             -----------   -----------
Assets
Cash and cash equivalents                   $    46,166   $    42,422
Restricted cash                                      44            51
Accounts receivable, net                         54,958        49,407
Other current assets                              9,766         7,729
Property and equipment                           16,309        15,512
Goodwill                                         32,549        32,549
Other intangible assets                          20,135        20,784
Deferred income tax asset, net                   28,115        28,115
Other                                             7,071         6,122
                                             -----------   -----------
                                            $   215,113   $   202,691
                                             ===========   ===========

Liabilities and Stockholders' Equity
Current liabilities                         $    39,065   $    34,480
Deferred revenue                                 25,766        24,127
Current portion of long-term debt                   118            98
Long-term debt                                  125,498       125,527
Other long-term obligations                       5,491         5,484
Stockholders' equity                             19,175        12,975
                                             -----------   -----------
                                            $   215,113   $   202,691
                                             ===========   ===========




              PER-SE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
            (unaudited, in thousands except per share data)

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                 2005      2004      2005      2004
                                --------  --------  --------  --------

Revenue                        $ 93,300  $ 88,141  $185,330  $172,742
                                --------  --------  --------  --------

Cost of services                 62,470    56,939   122,507   112,337
Selling, general and
 administrative                  21,974    22,368    43,114    43,796
Other expenses                      ---     2,538       ---     6,452
                                --------  --------  --------  --------
        Operating income          8,856     6,296    19,709    10,157
Interest expense                  1,448     1,999     2,929     4,073
Interest income                    (336)     (192)     (648)     (244)
Loss on extinguishment of debt      ---     5,896       ---     5,896
                                --------  --------  --------  --------
Income (loss) before income
 taxes                            7,744    (1,407)   17,428       432
Income tax expense (benefit)        198       (20)      451       212
                                --------  --------  --------  --------
Income (loss) from continuing
 operations                       7,546    (1,387)   16,977       220
                                --------  --------  --------  --------
Loss from discontinued
 operations, net of tax -
 Patient1                           ---        --       ---       (18)
Gain on sale of Patient1, net
 of tax                             ---     3,821       ---     3,755
Loss from discontinued
 operations, net of tax -
 Business1                          ---       ---       ---      (303)
Loss on sale of Business1, net
 of tax                             ---       ---       ---      (130)
Loss from discontinued
 operations, net of tax - Other     ---       (30)      ---       (93)
                                --------  --------  --------  --------
        Net income             $  7,546  $  2,404  $ 16,977  $  3,431
                                ========  ========  ========  ========

Diluted net income per common
 share:
   Income from continuing
    operations excluding other
    expenses and debt
    retirement costs           $   0.23  $   0.21  $   0.52  $   0.37
   Other expenses                   ---     (0.07)      ---     (0.19)
   Debt retirement costs            ---     (0.18)      ---     (0.18)
                                --------  --------  --------  --------
   Income (loss) from
    continuing operations          0.23     (0.04)     0.52      0.00
Gain on sale of Patient1, net
 of tax                              --      0.11       ---      0.11
Loss from discontinued
 operations, net of tax -
 Business1                          ---       ---       ---     (0.01)
                                --------------------------------------
   Net income                  $   0.23  $   0.07  $   0.52  $   0.10
                                ========  ========  ========  ========

Weighted average shares used in
 computing diluted earnings per
 share (2)                       32,410    33,462    32,480    33,831
                                ========  ========  ========  ========

    (2) As the Company had a loss from continuing operations for the three months ended June 30, 2004, diluted earnings per share calculated on a GAAP basis would be the same as basic earnings per share. The weighted average shares calculation would exclude approximately 1.9 million shares related to dilutive options and warrants that are included above. The Company has provided fully diluted earnings per share from continuing operations to facilitate comparisons to previously issued guidance.



                       PER-SE TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (unaudited, in thousands)

                                                   Six Months Ended
                                                       June 30,
                                                 ---------------------
                                                      2005       2004
                                                  ---------  ---------
Cash Flows From Operating Activities:
Net income                                       $  16,977  $   3,431
Adjustments to reconcile net income to cash
 provided by operating activities:
        Depreciation and amortization                7,539      7,737
        Loss on extinguishment of debt                 ---      5,896
        Gain on sale of Patient1                       ---     (3,755)
        Loss from discontinued operations              ---        544
        Changes in assets and liabilities,
         excluding effects of acquisitions and
         divestitures                               (1,904)    (3,387)
                                                  ---------  ---------
    Net cash provided by continuing operations      22,612     10,466
    Net cash used for discontinued operations          ---       (512)
                                                  ---------  ---------
    Net cash provided by operating activities       22,612      9,954
                                                  ---------  ---------

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired                     ---     (1,141)
Purchases of property and equipment                 (4,529)    (3,000)
Software development costs                          (3,373)    (2,529)
Proceeds from sale of subsidiaries                     ---      3,625
Other                                                 (163)       (35)
                                                  ---------  ---------
    Net cash used for investing activities          (8,065)    (3,080)
                                                  ---------  ---------

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options          4,600      5,258
Proceeds from borrowings                               ---    125,000
Treasury stock purchase                            (15,404)   (24,999)
Deferred financing costs                               ---     (5,723)
Other                                                   10       (108)
Repayments of debt                                      (9)  (121,875)
                                                  ---------  ---------
    Net cash used for financing activities         (10,803)   (22,447)
                                                  ---------  ---------

Cash and Cash Equivalents:
Net change in cash                                   3,744    (15,573)
Balance at beginning of period                      42,422     25,271
                                                  ---------  ---------
Balance at end of period                         $  46,166  $   9,698
                                                  =========  =========




      RECONCILIATION OF CONSOLIDATED OPERATING INCOME AND MARGIN,
         AND INCOME FROM CONTINUING OPERATIONS AND EPS - 2004
                       (unaudited, in thousands)

                                    For the period ended June 30, 2004
                                    ----------------------------------
                                      QTD              YTD
                                    --------         --------
                                             % of              % of
                                            Revenue           Revenue
                                            --------          --------
Operating income excluding
 additional procedures expenses
 (non-GAAP measure)                 $ 8,834    10.0%  $16,609     9.6%
   Additional procedures expenses    (2,538)          (6,452)
                                    ----------------------------------
Consolidated operating income (GAAP
 measure)                           $ 6,296     7.1%  $10,157     5.9%
                                    ==================================


                                      QTD     EPS      YTD      EPS
                                    ----------------------------------
Income from continuing operations
 excluding additional procedures and
 extinguishment of debt (non-GAAP
 measure)                           $ 7,047  $  .21   $12,568  $  .37
   Additional procedures expenses    (2,538)  ($.07)   (6,452)  ($.19)
   Loss on extinguishment of debt    (5,896)  ($.18)   (5,896)  ($.18)
                                    ----------------------------------
(Loss) Income from continuing
 operations (GAAP measure)          $(1,387)  ($.04)  $   220      --
                                    ==================================

    NOTE: Additional procedures expenses are classified as other expenses in the consolidated income statement.

    Operating income and income from continuing operations, excluding additional procedures and loss on extinguishment of debt: The Company believes operating income, excluding additional procedures expenses, and income from continuing operations and related earnings per share from continuing operations, excluding additional procedures expenses and the loss on extinguishment of debt, are additional meaningful measures of operating performance to facilitate comparisons to previously issued guidance that excluded these items. These measures represent the earnings generated from the "base business" excluding
(1) the costs associated with the additional procedures requested by the Company's external auditors in 2004, and (2) the costs associated with the refinancing and retirement of the Company's debt. These expenses are special in nature. Internally, the Company uses these measures to evaluate its operational performance. While the Company believes these measures are meaningful and useful to the readers of the financial statements, these measures will be different from comparable information provided by other companies and should not be used as an alternative to the company's operating and other financial information as determined under U.S. generally accepted accounting principles.


    CONTACT: Per-Se Technologies
             Michele Howard, 770-237-7827
             investors@per-se.com